                               GENERAL MILLS, INC.

                                  $750,000,000

                           Medium-Term Notes, Series F

                             Distribution Agreement


                                  May 18, 1999

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Merrill Lynch World Headquarters,
World Financial Center,
New York, New York 10281

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Warburg Dillon Read LLC
677 Washington Boulevard
Stamford, CT 06901

Ladies and Gentlemen:

         General Mills, Inc., a Delaware corporation (the "Company"), proposes to issue and sell from time to time its Medium-Term Notes, Series F (the "Securities") in an aggregate offering price of up to $750,000,000, or its equivalent in another currency or composite currency, and agrees with each of you (individually, an "Agent," and collectively, the "Agents") as set forth in this Agreement.

         Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement which may be oral, and confirmed in writing by the applicable Agent (each a "Terms Agreement"), which may be substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.

         This Distribution Agreement shall not be construed to create either an obligation on the part of the Company to sell any securities or an obligation of any of the Agents to purchase Securities as principal.

         The Securities will be issued under an indenture, dated as of February 1, 1996 (the "Indenture"), between the Company and First Trust of Illinois, National Association, as Trustee (the "Trustee"). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

         1. The Company represents and warrants to, and agrees with, each Agent that:

                  (a) Registration statements on Form S-3 (Registration No. 333-00745 and No. 333-76741 in respect of a total of U.S. $782,000,000 aggregate offering price of debt securities of the Company, including the Securities, have been filed under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statements but including all documents incorporated by reference in the prospectuses included therein, and such registration statements in such form have been declared effective by the Commission and no stop order suspending the effectiveness of either registration statement has been issued and no proceeding for that purpose has been initiated or to the knowledge of the Company expressly threatened by the Commission (any preliminary prospectus included in either registration statement being hereinafter called a "Preliminary Prospectus"; the various parts of each such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective but excluding Form T-1, each as amended at the time such part of such registration statement became effective, being hereinafter collectively called the "Registration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including any applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

                  (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any amendment or supplement thereto, when such documents become effective or are filed with the Commission (and as of the date of each acceptance referred to in Section 4(9) hereof), as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to the Statement of Eligibility of the Trustee on Form T-1 or to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

                  (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date in case of the Registration Statement and any amendment thereto and as of the applicable filing date in the case of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to the Statement of Eligibility of the Trustee on Form T-1 or to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

                  (d) The Company and its material subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any decrease in the capital stock (except as a result of repurchases of shares of common stock pursuant to the Company's publicly announced stock repurchase program) or increase in the principal amount of long-term debt of the Company in excess of [$50 million] or any material adverse change, or any development which the Company has reasonable cause to believe will involve a material adverse change, in the consolidated financial position, stockholders' equity or results of operations of the Company and its material subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

                  (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                  (f) The Company has authorized capital stock as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and all of the issued shares of capital stock of each material subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all such shares owned directly or indirectly by the Company are owned free and clear of all liens, encumbrances, equities or claims;

                  (g) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture conforms, and the Securities of any particular issuance of Securities will conform, in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities; and this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

                  (h) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the material terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its material subsidiaries is a party or by which the Company or any of its material subsidiaries is bound or to which any of the property or assets of the Company or any of its material subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its material subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under securities or Blue Sky laws of any state or foreign jurisdiction in connection with the solicitation by such Agent of offers to purchase Securities from the Company and with purchases of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;

                  (i) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its material subsidiaries is a party or of which any property of the Company or any of its material subsidiaries is the subject which would reasonably be expected to individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries; and, to the best of the Company's knowledge, no such proceedings are expressly threatened or contemplated by governmental authorities or expressly threatened by others;

                  (j) To the best of the Company's knowledge, KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

                  (k) Immediately after any sale of Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

                  (l) The Company has inventoried and assessed its operations and that of its consolidated subsidiaries and has inventoried and assessed and continues to inventory and assess any third parties with which the Company or any of its consolidated subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its consolidated subsidiaries will be affected by the Year 2000 Problem. As a result of such reviews, the Company has no reason to expect, and does not expect, that the financial impact of addressing internal Year 2000 Problems will be material to its consolidated financial position, results of operations or cash flows. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

         2. (a) On the basis of the representations and warranties, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. The Company reserves the right to offer Securities for sale otherwise than to or through an Agent; PROVIDED, HOWEVER, that so long as this Agreement is in effect the Company will not appoint any other agent for the purpose of soliciting purchases of the Securities on a continuous basis. It is understood, however, that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Securities, the Company may engage such agent with respect to such specific purchase, provided that the Agents are given notice of such purchase promptly, including the terms thereof and a copy of any agreement setting forth the terms of engagement of such agent by the Company, in each case after the purchase is agreed to. Each such agent is acting in connection with the Securities individually and not collectively or jointly with the Agents. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any debt securities with a maturity at the time of original issuance of 9 months or more except (i) pursuant to or as contemplated by this Agreement or any Terms Agreement, (ii) pursuant to a private placement not constituting a public offering under the Act or (iii) in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. These provisions shall not limit Section 4(f) hereof or any similar provision included in any Terms Agreement.

         Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms

Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

         The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. Upon receipt of notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During such period, the Company shall not be required to comply with the provisions of Sections 4(i), 4(j) and 4(k). Upon advising the Agents that such solicitation may be resumed, however, the Company shall simultaneously provide the documents required to be delivered by Sections 4(i), 4(j) and 4(k), and the Agents shall have no obligation to solicit offers to purchase the Securities until such documents have been received by the Agents. In addition, any failure by the Company to comply with its obligations hereunder, including without limitation its obligations to deliver the documents required by Sections 4(i), 4(j) and 4(k), shall automatically terminate the Agents' obligations hereunder, including without limitation its obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal.

         The Company agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:

                                                                           Commission (percentage of
                                                                          aggregate principal amount
Range of Maturities                                                           of Securities sold)
From 9 months to less than 1 year.................................                   .125%
From 1 year to less than 18 months................................                   .150%
From 18 months to less than 2 years...............................                   .200%
From 2 years to less than 3 years.................................                   .250%
From 3 years to less than 4 years.................................                   .350%
From 4 years to less than 5 years.................................                   .450%
From 5 years to less than 6 years.................................                   .500%

From 6 years to less than 7 years.................................                   .550%
From 7 years to less than 10 years................................                   .600%
From 10 years to less than 15 years...............................                   .625%
From 15 years to less than 20 years ..............................                   .700%
From 20 years to 30 years.........................................                   .750%
From more than 30 years to
  less than 50 years..............................................                   .875%
50 years and more.................................................                  1.000%

         (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement that will provide for the sale of such Securities to and the purchase thereof by such Agent.

         A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to be retained by such brokers and dealers.

         For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in
Section 2(a) hereof and in accordance with the schedule set forth therein.

         Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a "Time of Delivery."

         (c) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency (or, if such Security is denominated in a composite currency, in any country issuing a currency comprising a portion of such composite currency), except as permitted by applicable law.

         3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Goldman, Sachs & Co., 85 Broad Street, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

         4. The Company covenants and agrees with each Agent:

                  (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date to which any Agent shall reasonably object promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery to which any Agent party to such Terms Agreement or so purchasing as principal shall reasonably object promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used; (iii) to make no amendment or supplement to the Registration Statement or Prospectus (other than any Pricing Supplement, any supplement relating to an offering of securities other than the Securities, or any periodic report filed pursuant to the Exchange Act and incorporated by reference in the Prospectus) at any time prior to having afforded each Agent a reasonable opportunity to review and comment on it; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
         Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification at any time when an Agent has purchased Securities from the Company hereunder as principal that it has not yet resold, to use promptly its best efforts to obtain its withdrawal;

                  (b) Promptly from time to time to take such action as such Agent reasonably may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; PROVIDED, HOWEVER, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the

         Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations forthwith); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; PROVIDED, HOWEVER, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after
         (i) the effective date of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
         Section 11 (a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
         158);

                  (e) During the period this Agreement is in effect with respect to any Agent, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (except registration statements filed with the Commission on Form S-8 and reports of the Company's employee benefit plans filed with the Commission on Form 11-K); and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                  (f) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the later of (i) the termination of trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent and (ii) the related Time of Delivery, the Company will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than 9 months after such Time of Delivery and have terms which are substantially similar to the Securities which are the subject of such Terms Agreement or other agreement;

                  (g) That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

                  (h) That each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Sullivan & Cromwell, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

                  (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of the General Counsel of the Company, or other counsel for the Company satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

                  (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented and each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish to such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; PROVIDED, HOWEVER, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent;

                  (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to an Agent as principal pursuant to a Terms Agreement and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(g) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said
         Section 6(g) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

                  (l) To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(a), 6(e) or 6(f) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this
         Section 4(l), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(a), 6(e) and 6(f), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a), 6(e) and 6(f) on behalf of any such person).

         5. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the reasonable fees and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and the transactions contemplated hereunder; (iii) the cost of printing, preparing by word processor or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved in advance by the Company; and (x) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

         6. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof;
         (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or expressly threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

                  (b) Sullivan & Cromwell, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) The General Counsel of the Company, or other counsel for the Company satisfactory to such Agent, shall have furnished to such Agent his, her or their written opinion, dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                  (ii) The Company has authorized capital stock as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                  (iii) To the best of such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its consolidated subsidiaries is a party or to which any property of the Company or any of its consolidated subsidiaries is the subject which would reasonably be expected to individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are expressly threatened or contemplated by governmental authorities or expressly threatened by others;

                  (iv) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

                  (v) The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered by the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Indenture conforms and the Securities will conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

                  (vi) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

                  (vii) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the material terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its consolidated subsidiaries is a party or by which the Company or any of its consolidated subsidiaries is bound or to which any of the property or assets of the Company or any of its consolidated subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, of the Company or the By-Laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its consolidated subsidiaries or any of their material properties;

                  (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under securities or Blue Sky laws of any state or foreign jurisdiction in connection with the solicitation by the Agents of offers to purchase Securities from the Company and with purchases of Securities by an Agent as principal, as the case may be, in each case in the manner contemplated hereby;

                  (ix) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and financial data and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

                  (x) The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements and financial data and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (v) of this Section 6(c), such counsel has no reason to believe that, as of its effective date, the Registration Statement or any amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and financial data and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, the Prospectus as amended or supplemented (other than the financial statements and financial data and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

                  (d) Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

                  (e) (i) The Company and its material subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, any loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus as amended or supplemented and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented there shall not have been any decrease in the capital stock (except as a result of repurchases of shares of common stock pursuant to the Company's publicly announced stock repurchase program) or increases in long-term debt of the Company or any of its subsidiaries in excess of $60 million or any material adverse change, or any development which is reasonably likely to involve a material adverse change, in the consolidated financial position, stockholders' equity or results of operations of the Company and its material subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

                  (f) There shall not have occurred any of the following: (i) a material suspension or material limitation in trading in securities generally or in trading in securities of the Company on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities directly involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the reasonable judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of Securities from the Company as principal, pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented; or (iv) any downgrading in the rating accorded the Company's long-term debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or a public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of any such debt securities;

                  (g) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section 6, and as to such other matters as such Agent may reasonably request; and

                  (h) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency.

         7. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other out-of-pocket expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and PROVIDED, FURTHER, that the foregoing indemnity with respect to any Preliminary Prospectuses shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus is eliminated or remedied in the Prospectus which is required to be delivered pursuant to the Act and a factual determination has been made that a copy of the Prospectus (excluding documents incorporated by reference) has not been sent or delivered to such person at or prior to the written confirmation of the sale of such Securities to such person.

         (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other out-of-pocket expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection
(d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

         (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         8. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

         9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

         10. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and
(z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a), Section 4(d), Section 4(e), Section 5,
Section 7, Section 8 and Section 9 hereof are concerned.

         11. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advice hereunder shall be in writing, or by telephone if promptly confirmed in writing, and, if to Goldman, Sachs & Co., shall be sufficient in all respects when delivered or sent by facsimile transmission, overnight express service or certified mail to 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 902-4103, Attention: Registration Department; and, if to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, shall be sufficient in all respects when delivered or sent by facsimile transmission, overnight express service or certified mail to Merrill Lynch World Headquarters, World Financial Center, North Tower-10th Floor, New York, New York 10281-1310, Attention: MTN Product Management, Facsimile Transmission No. (212) 449-2234; and, if to J.P. Morgan Securities Inc., shall be sufficient in all respects when delivered or sent by facsimile transmission, overnight express service or certified mail to J.P. Morgan Securities Inc., 60 Wall Street, 3rd Floor, New York, New York 10260, Facsimile Transmission No. (212) 648-5909, Attention: Medium-Term Note Desk, and, if to . Morgan Stanley & Co. Incorporated, shall be sufficient in all respects when delivered or sent by facsimile transmission, overnight express service or certified mail to:

Morgan Stanley & Co. Incorporated
1585 Broadway
2nd Floor
New York, New York 10036
Attn: Manager - Continuously Offered Products
Telephone:  (212) 761-4000
Telecopier: (212) 761-0780

with a copy to:

Morgan Stanley & Co. Incorporated
1585 Broadway
34th Floor
New York, New York 10036
Attn: Peter Cooper - Investment Banking Information Center
Telephone:  (212) 761-8385
Telecopier: (212) 761-0260

and, if to Salomon Smith Barney Inc., shall be sufficient in all respects when delivered or sent by facsimile transmission, overnight express service or certified mail to Salomon Smith Barney Inc., 7 World Trade Center, New York, New York 10048, Facsimile Transmission No. (212) 783-2274, Attention: Medium-Term Note Department; and, if to Warburg Dillon Read LLC., shall be sufficient in all respects when delivered or sent by facsimile transmission, overnight express service or certified mail to Warburg Dillon Read LLC, 677 Washington Boulevard, Stamford, CT 06901, Facsimile Transmission No. (203) 719-0495, Attention:
Syndicate Department; and, if to the Company, shall be sufficient in all respects when delivered or sent by facsimile transmission, overnight express service or certified mail to General Mills, Inc., Number One General Mills Boulevard, Minneapolis, Minnesota 55426, Facsimile Transmission No. (612) 540-4925, Attention: Director, Corporate Finance.

         12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

         13. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the office of the Commission in Washington, D.C. is normally open for business.

         14. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         15. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts thereof, whereupon this letter and the acceptance by each of you shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                                             Very truly yours,

                                                             GENERAL MILLS, INC.


                                                             By:
                                                                -------------

Accepted in New York, New York, as of the date hereof:

GOLDMAN, SACHS & CO.


By:
   ------------------------


MERRILL LYNCH, PIERCE, FENNER &
   SMITH INCORPORATED


By:
   ---------------------


J.P. MORGAN SECURITIES INC.


By:
   ------------------------

MORGAN STANLEY & CO. INCORPORATED


By:
   ------------------------

SALOMON SMITH BARNEY INC.


By:
   ------------------------

WARBURG DILLON READ LLC


By:
   ------------------------

                                                                         ANNEX I

                                                GENERAL MILLS, INC.

                                            Medium-Term Notes, Series F

                                                  Terms Agreement

                                               ------------, [----]

[Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004]

[Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Merrill Lynch World Headquarters,
World Financial Center,
New York, New York 10281]

[J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260 ]

[Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020]

[Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013]

[Warburg Dillon Read LLC
677 Washington Boulevard,
Stamford, CT 06901]


Ladies and Gentlemen:

         General Mills, Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated February 28, 1996 (the "Distribution Agreement"), between the Company on the one hand and Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Salomon Smith

NY12532: 256469.4

Barney Inc., and Warburg Dillon Read LLC (the "Agents") on the other, to issue and sell to [Goldman, Sachs & Co.][,] [and] [Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated], [J.P. Morgan Securities Inc.] [,] [and][Morgan Stanley & Co. Incorporated] [,] [Salomon Smith Barney Inc.] [and] [Warburg Dillon Read LLC] the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and a warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [Goldman, Sachs & Co.] [,][and] [Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated] [and] [J.P. Morgan Securities Inc.] [,] [and] [Morgan Stanley & Co. Incorporated] [,] [and] [Salomon Smith Barney Inc.] [,] [and] [Warburg Dillon Read LLC] [,] [and] [Goldman, Sachs & Co.] [,][and] [Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated] [,] [and] [J.P. Morgan Securities Inc.] [,] [and] [Morgan Stanley & Co. Incorporated] [,] [and] [Salomon Smith Barney Inc.] [,] [and] [Warburg Dillon Read LLC] agree[s] to purchase from the Company, the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

NY12532: 256469.4

                                                     GENERAL MILLS, INC.


                                                     By
                                                       -----------------

Accepted:

[GOLDMAN, SACHS & CO.]


By:
   ------------------------

[MERRILL LYNCH, PIERCE, FENNER &
    SMITH INCORPORATED]


By:
   ------------------------

[J.P. MORGAN SECURITIES INC.]


By:
   ------------------------

[MORGAN STANLEY & CO. INCORPORATED]


By:
   ------------------------

[SALOMON SMITH BARNEY INC.]


By:
   ------------------------

[WARBURG DILLON READ LLC]


By:
   ------------------------

NY12532: 256469.4

                                                             Schedule to Annex I

TITLE OF PURCHASED SECURITIES:

         [     %] [Medium-Term Notes]

SPECIFIED CURRENCY (IF OTHER THAN U.S. DOLLARS):

AGGREGATE PRINCIPAL AMOUNT:

         [$           or units of the Specified Currency indicated above] [Price to Public]

PURCHASE PRICE BY [GOLDMAN, SACHS & CO.] [,] [AND] [MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED] [,] [J.P. MORGAN SECURITIES INC.] [AND] [,] [AND] [MORGAN STANLEY & CO. INCORPORATED] [,] [AND] [SALOMON SMITH BARNEY INC.] [,] [AND] [WARBURG DILLON READ LLC.] :

         [ %] of the principal amount of the Purchased Securities [, plus accrued interest from _______ to ________] [and accrued amortization, if any, from _________ to _______]

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         [By Certified or official bank check or checks, payable to the order of the Company, in [[New York] Clearing House] [immediately available] funds]

         [By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]

INDENTURE:

         Indenture, dated as of [                 ], as supplemented, between
the Company and First Trust Illinois, National Association, as Trustee

FORM OF PURCHASED SECURITIES:

         [Registered form only] [Temporary global security, to be followed by definitive securities in registered form] [Global form only]

TIME OF DELIVERY:

CLOSING LOCATION:

NY12532: 256469.4

MATURITY:

DENOMINATIONS (IF OTHER THAN U.S. DOLLARS):

INTEREST RATE:

         [Fixed Rate Note:          %]

         [Floating Rate Note:

         Interest Rate Basis:
         Index Maturity:
         Spread or Spread Multiplier:
         Maximum Rate:     %
         Minimum Rate:     %
         Initial Interest Rate:     %
         Interest Reset Dates:
         Calculation Dates:
         Interest Determination Dates:
         Record Dates:
         Calculation Agent
         (if other than First Trust of Illinois, National Association):]

INTEREST PAYMENT DATES:

         [months and dates]

[INDEXED NOTE:

         Indexed Currency or Commodity:
         Base Rate:]

DOCUMENTS TO BE DELIVERED:

         The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

[(1)     The opinion or opinions of counsel to the Agents referred to in
Section 4(h). ]

[(2)     The opinion of counsel to the Company referred to in Section 4(i).]

[(3)     The accountants' letter referred to in Section 4(j).]

[(4)     The officers' certificate referred to in Section 4(k).]

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

NY12532: 256469.4

                                                                        ANNEX II

                               GENERAL MILLS, INC.

                            ADMINISTRATIVE PROCEDURE

         This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated ___________ ___, 1999 (the "Distribution Agreement"), between General Mills, Inc. (the "Company") and Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., and Warburg Dillon Read LLC (together, the "Agents"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture as amended or supplemented. To the extent any procedure set forth below conflicts with the provisions of the Securities, the Indenture or the Distribution Agreement, the relevant provisions of the Securities, the Indenture and the Distribution Agreement shall control.

         The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. Part I below describes procedures of general applicability with respect to such Securities. Part II below describes procedures specifically and exclusively applicable (any procedure in Part I below to the contrary notwithstanding) to such Securities which are either Global Securities or Book-Entry Securities (each as defined below). The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the "Purchasing Agent".

         The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

         Each Security will be issued only in fully registered form and will be represented by either a global certificate (a "Global Certificate") delivered to the Trustee, as agent for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Note") or a certificate (a "Definitive Certificate") delivered to a person designated by an Agent.

         The Company has appointed First Trust of Illinois, National Association, as trustee under the Indenture (the "Trustee"), as Calculation Agent (the "Calculation Agent") and as Exchange Rate Agent (the "Exchange Rate Agent") for the Securities.

PART I: PROCEDURES OF GENERAL APPLICABILITY

POSTING RATES BY COMPANY:

         The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and Maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

ACCEPTANCE OF OFFERS BY COMPANY:

         Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Securities and may reject any such offer in whole or in part.

         The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Securities. If the Company accepts an offer to purchase Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

COMMUNICATION OF SALE INFORMATION TO COMPANY BY SELLING AGENT:

         After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

          (1)  Principal amount of Securities to be purchased;

          (2)  If a Fixed Rate Note, the interest rate;

          (3)  Maturity Date;

          (4) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

          (5)  Issue Price;

          (6) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

          (7)  Net proceeds to the Company;

          (8)  Settlement Date;

          (9) If a Security redeemable by either the Company or a Holder, such of the following as are applicable:

                (i)        Redemption Commencement Date,
               (ii)        Initial Redemption Price (% of par),
              (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date, and
               (iv) the last date on which any such right of redemption may be exercised;

         (10) If a Floating Rate Note, such of the following as are applicable:

                (i)        Interest Rate Basis,
               (ii)        Index Maturity,
              (iii)        Spread or Spread Multiplier,
               (iv)        Maximum Rate,
                (v)        Minimum Rate,
               (vi)        Initial Interest Rate,
              (vii)        Interest Reset Dates,
             (viii)        Calculation Dates,
               (ix)        Interest Determination Dates,
                (x)        Interest Payment Dates,
               (xi)        Regular Record Dates, and
              (xii)        Calculation Agent;

         (11) If the amount of principal payable on a Security will be determined by reference to an index or formula, a full description of such index or formula;

         (12) If an OID Note, the total amount of OID, the Yield to Maturity and the initial accrual period of OID;

         (13) Name, address and taxpayer identification number of the registered owner;

         (14)     Denomination of certificates to be delivered at settlement;
                  and

         (15)     Global Certificate or Definitive Certificate.

PREPARATION OF PRICING SUPPLEMENT BY COMPANY:

         If the Company accepts an offer to purchase a Security, it will prepare a Pricing Supplement. Provided the Selling Agent or Purchasing Agent, as the case may be, supplies to the Company, by facsimile transmission any information needed by the Company prior to 5:00 p.m., New York City time, on the date of acceptance of the offer, the Company will supply, by facsimile transmission, a copy of the Pricing Supplement to the Selling Agent or Purchasing Agent, as the case may be, not later than 10:00 a.m., New York City time, on the business day in New York following the date of acceptance of such offer.

If Goldman, Sachs & Co. is Selling Agent or Purchasing Agent, deliveries of the Pricing Supplement should be made to:

         Goldman, Sachs & Co.
         85 Broad Street
         27th Floor
         New York, New York 10004
         Attn: Medium-Term Note Trading Desk
         Telephone: (212) 902-1482
         Telecopies: (212) 902-0658

In addition, if Merrill Lynch, Pierce, Fenner & Smith Incorporated is Selling Agent or Purchasing Agent, the Company will deliver a completed Pricing Supplement, via facsimile transmission or next day mail or to arrive no later than 11:00 a.m. on the Business Day following the trade date, to the Presenting Agent at the following locations:

         Merrill Lynch & Co.:

         For overnight, express, or special delivery packages ONLY:

         Tritech Services
         44B Colonial Drive
         Piscataway, NJ 08854
         Attn: Prospectus Operations/Nachman Kimerling
         Tel: (732) 885-2769
         Telecopy: (732) 885-2774/2775/2776
         also, for record keeping purposes, please send a copy to:

         Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         World Financial Center, North Tower
         10th Floor
         New York, NY 10281-1310
         Attn: MTN Product Management
         Tel: (212) 449-7476
         Telecopy: (212) 449-2234


If J.P. Morgan Securities Inc. is Selling Agent or Purchasing Agent, deliveries of the Pricing Supplement should be made to

         J.P. Morgan Securities Inc.
         60 Wall Street
         3rd Floor
         New York, New York 10260
         Attn: Medium-Term Note Desk
         Telecopy: (212) 648-5909



If Morgan Stanley & Co. Incorporated is Selling Agent or Purchasing Agent, deliveries of the Pricing Supplement should be made to:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         2nd Floor
         New York, New York 10036
         Attn: Medium-Term Note Trading Desk, Carlos Cabrera
         Telephone: (212) 761-4000
         Telecopies: (212) 761-0570


If Salomon Smith Barney Inc. is Selling Agent or Purchasing Agent, deliveries of the Pricing Supplement should be made to:

         Salomon Smith Barney Inc.
         Brooklyn Army terminal
         140 58th street, 5th Floor
         Brooklyn, NY 11220
         Attn: Diane Graham
         Telephone: (718) 765-6736

         Telecopy: (718) 765-6734


If Warburg Dillon Read LLC is Selling Agent or Purchasing Agent, deliveries of the Pricing Supplement should be made to :

         Warburg Dillon Read LLC
         677 Washington Boulevard
         Stamford, CT 06901
         Telecopy: (203) 719-0495
         Attention:  Syndicate Desk

The Company will arrange to have the Pricing Supplement filed with the Commission by electronic submission not later than the close of business of the Commission on the fifth business day following the date on which such Pricing Supplement is first used.

DELIVERY OF CONFIRMATION AND PROSPECTUS TO PURCHASER BY SELLING AGENT:

         The Selling Agent will deliver to the purchaser of a Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale (including, in the case of a Book-Entry Security, the confirmation through the Depositary's Institutional Delivery System) or (b) the Security.

DATE OF SETTLEMENT:

         All offers solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the third business day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on any other business day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

INSTRUCTION FROM COMPANY TO TRUSTEE FOR PREPARATION OF SECURITIES:

         After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable electronic or written means.

         The Company will instruct the Trustee by facsimile transmission or other acceptable electronic or written means to authenticate and deliver the Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the business day prior to the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Securities in which case such instruction will be given by the Company by 10:00 a.m., New York City time.

PREPARATION AND DELIVERY OF SECURITIES BY TRUSTEE AND RECEIPT OF PAYMENT
THEREFOR:

         The Trustee will prepare each Security and appropriate receipts that will serve as the documentary control of the transaction.

         With respect to Definitive Certificates, upon receiving the Sale Information from the Selling Agent or the Purchasing Agent, as the case may be, the Trustee will obtain a CUSIP number from the CUSIP Service Bureau for assignment to the Definitive Certificates representing the Notes. Such CUSIP number must be obtained by 12:00 noon on the trade date; or, if a sale is to be settled more than one Business Day after the trade date, by 12:00 noon on the first Business Day after such sale date; or, if a sale of a Floating Rate Note is to be settled more than one Business Day after the trade date and the initial interest rate for the Floating Rate Note is not known at the time that the Sale Information is received, by 11:00 a.m. on the second Business Day before the Settlement Date.

         In the case of a sale of Securities to a purchaser solicited by an Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Securities to the Selling Agent for the benefit of the purchaser of such Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date the Selling Agent will deliver payment for such Securities in immediately available funds to the Company in an amount equal to the issue price of the Securities less the Selling Agent's commission; PROVIDED that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Company shall not use any proceeds advanced by a Selling Agent to purchase or carry any margin securities in violation of Regulations G, T, U or X of the Federal Reserve Board or otherwise in violation of law.

         In the case of a sale of Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Securities to the Purchasing Agent against delivery of payment for such Securities in immediately available funds to the Company in an amount equal to the issue price of the Securities less the Purchasing Agent's discount.

FAILURE OF PURCHASER TO PAY SELLING AGENT:

         If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Security to the Trustee. Immediately upon receipt of such Security by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Security. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

         The Trustee will cancel the Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Security.

BUSINESS DAY:

         "Business Day" means (1) with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday which, is (a) not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close, and (b) if the Note is denominated in a Specified Currency other than United States dollars not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the financial center of the country issuing the Specified Currency, and (2) with respect to LIBOR Notes only, any such Business Day which is also a London Business Day. As used in the preceding sentence, "financial center" means the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "financial center" shall be the City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan and Zurich, respectively, and with respect to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union (the "Euro"), the "financial center" shall be London and Luxembourg. "London Business Day" means any day (a) if the LIBOR Currency is other than the Euro, on which dealings in deposits in such LIBOR Currency are transacted in the London interbank market or (b) if the LIBOR Currency is the Euro, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open. "LIBOR Currency" means, with respect to any Notes, the currency (including composite currencies) specified in the Pricing Supplement applicable to such Notes as the currency for which LIBOR shall be calculated; provided, that if no such currency is specified in such Pricing Supplement, the LIBOR Currency shall be United States dollars.

                  PART II: PROCEDURES APPLICABLE TO BOOK-ENTRY
                        SECURITIES AND GLOBAL SECURITIES

         In connection with the qualification of Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the

Trustee to the Depositary, dated February 28, 1996, and a Medium-Term Note Certificate Agreement entered between the Trustee and the Depositary (the "Certificate Agreement"), and the Trustee's obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS"). It is understood that the ownership interests of purchasers of Book-Entry Securities will be credited to the book-entry accounts of one or more participants in the Depositary (each a "Participant") in accordance with the Depositary's customary practices and reflected in the records of such Participants or one or more indirect participants in the Depositary designated by such purchasers in accordance with the arrangements between such purchasers and such Participants and indirect participants.

         ISSUANCE: All Fixed Rate Notes which are Book-Entry Securities and have the same Original Issue Date, redemption provisions, repayment provisions, Interest Payment Dates, interest rate, interest payment periods, Specified Currency and Stated Maturity (collectively, the "Fixed Rate Terms") will be represented initially by a single Global Certificate in fully registered form without coupons; all Floating Rate Notes which are Book-Entry Securities and have the same Original Issue Date, redemption provisions, repayment provisions, Interest Payment Dates, interest payment periods, Interest Rate Basis, Initial Interest Rate, Index Maturity, Spread or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, Specified Currency and Stated Maturity (collectively, the "Floating Rate Terms") will be represented initially by a single Global Certificate in fully registered form without coupons; and all Zero Coupon Notes which are Book-Entry Securities and have the same Original Issue Date, redemption provisions, repayment provisions, Yield to Maturity, Specified Currency and Stated Maturity (collectively, the "Zero Coupon Terms") will be represented initially by a single Global Certificate in fully registered form without coupons.

         IDENTIFICATION: The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for reservation of approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Securities, and the Company has delivered to the Trustee and the Depositary such list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Securities as described below under Settlement Procedure
B. The Depositary will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Securities. The Company will, at any time it deems necessary, reserve additional CUSIP numbers for assignment to Book-Entry Securities. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and the Depositary. Book-Entry Securities having an aggregate principal amount in excess of $200,000,000 will be represented by two or more Global Certificates which shall all be assigned the same CUSIP number.

         REGISTRATION: Each Global Certificate will be registered in the name of Cede & Co., as nominee for the Depositary, on the register maintained by the Trustee under the Indenture. On the first Business Day of each month, the Trustee will deliver to the

NY12532: 256469.4

Company a written statement indicating the total principal amount of Outstanding Book-Entry Securities as of the immediately preceding Business Day.

         TRANSFERS: Transfers of interests in a Book-Entry Security will be effected in accordance with arrangements in effect between Participants (and in certain cases, one or more indirect participants in the Depositary) and the beneficial transferors and beneficial transferees of such Book-Entry Security, and the interests of Participants therein will be reflected as appropriate by book entries made by the Depositary.

         EXCHANGES: The Trustee may deliver to the Depositary and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Certificates for outstanding Book-Entry Securities having the same Fixed Rate Terms, Floating Rate Terms or Zero Coupon Terms, as the case may be (except that Original Issue Dates need not be the same), and for which interest (if any) has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date (if any) for such Book-Entry Securities, on which such Global Certificates shall be exchanged for a single replacement Global Certificate; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Certificate. Upon receipt of such a notice, the Depositary will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Certificates to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Certificates for a single Global Certificate bearing the new CUSIP number, and the CUSIP numbers of the exchanged Global Certificates will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Certificates to be exchanged exceed $200,000,000 in aggregate principal amount, one replacement Global Certificate will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Global Certificates and an additional Global Certificate will be authenticated and issued to represent any remaining principal amount of such Global Certificates (see "Denominations" below).

         DENOMINATIONS: Unless otherwise specified in the applicable Pricing Supplement, Book-Entry Securities will be issued in denominations of $1,000 and any integral multiples thereof. Global Certificates will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Securities having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Certificate, then one Global Certificate will be issued to represent each $200,000,000 principal amount of such Book-Entry Security or Book-Entry Securities and an additional Global Certificate will be issued to represent any remaining principal amount of such Book-Entry Security or Book-Entry Securities. In such a case, each of the Global Certificates representing such Book-Entry Security or Securities shall be assigned the same CUSIP number.

         INTEREST: GENERAL. The Depositary will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to Standard & Poor's Corporation, which will use the message to include certain information regarding the related Book-Entry Notes on the appropriate daily bond report published by Standard & Poor's Corporation.

         NOTICE OF INTEREST PAYMENTS AND REGULAR RECORD DATES. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and the Depositary a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Book-Entry Securities which are Floating Rate Notes. Promptly after each Interest Determination Date for Book-Entry Securities which are Floating Rate Notes, the Trustee will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

         PAYMENTS OF PRINCIPAL AND INTEREST: PAYMENTS OF INTEREST ONLY. Promptly after each Regular Record Date, the Trustee will deliver to the Company and the Depositary a written notice specifying by CUSIP number the amount of interest (if any) to be paid on each Book-Entry Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity) and the total of such amounts. The Depositary will confirm the amount payable (if any) on each Book-Entry Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. On such Interest Payment Date, the Company will pay to the Trustee, as Paying Agent, and the Trustee in turn will pay to the Depositary, such total amount of interest due (other than at Stated Maturity), at the times and in the manner set forth below under "Manner of Payment."

         PAYMENTS AT STATED MATURITY. On or about the first Business Day of each month, the Trustee will deliver to the Company and the Depositary a written list of principal, premium, if any, and interest to be paid on each Book-Entry Security maturing either at Stated Maturity or on a Redemption Date or repayment date in the following month.

         The Trustee, the Company and the Depositary will confirm the amounts of such principal, premium (if any) and interest payments with respect to each such Book-Entry Security on or about the fifth Business Day preceding the Stated Maturity of such Book-Entry Security. At such Stated Maturity, the Company will pay to the Trustee, and the Trustee in turn will pay to the Depositary, the principal amount of such Book-Entry Security, together with interest and premium, if any, due at such Stated Maturity, at the times and in the manner set forth below under "Manner of Payment." Promptly after payment to the Depositary of the principal, interest and premium, if any, due at the Stated Maturity of all Book-Entry Securities represented by a particular Global Certificate, the Trustee will cancel such Global Certificate, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy such Global Certificate.

         MANNER OF PAYMENT. The total amount of any principal, premium and interest due on Book-Entry Securities on any Interest Payment Date or at Stated Maturity shall be paid by the Company to the Trustee, as Paying Agent, in funds immediately available for use by the Trustee as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Securities by wire transfer to the Trustee or by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. For maturity, redemption and other principal payments, prior to 10:00 a.m., New York City time, on each Stated Maturity or other such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by the Depositary) to an account at the Federal Reserve Bank of New York previously specified by the Depositary, in funds available for immediate use by the Depositary, each payment of interest, principal and premium, if any, due on Book-Entry Securities on such date; and for interest payments, the Trustee will pay the Depositary in same day funds on the Interest Payment Date in accordance with existing arrangements between the Trustee and the Depositary. Thereafter on each such date, the Depositary will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Book-Entry Securities are recorded in the book-entry system maintained by the Depositary. Once payment has been made to the Depositary, neither the Company nor the Trustee shall have any responsibility or liability for the payment by the Depositary of the principal of, or premium, if any, or interest on, the Book-Entry Securities to such Participants.

         WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Security will be determined and withheld by the Participant, indirect participant in the Depositary or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Security, or as applicable law may otherwise require.

SETTLEMENT PROCEDURES: Settlement Procedures with regard to each Book-Entry Security sold by each Agent, as agent of the Company, will be as follows:

         A. After the acceptance of an offer by the Company with respect to a Book-Entry Security, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Book-Entry Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                  (1) Principal amount of the Book-Entry Security to be purchased;

                  (2)      If a Fixed Rate Note, the interest rate;

                  (3)      Stated Maturity;

                  (4) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable exchange rate for such Specified Currency;

                  (5)      Issue price;

                  (6) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

                  (7)      Net proceeds to the Company;

                  (8)      Settlement Date;

                  (9) If a Security redeemable by either the Company or a holder, such of the following as are applicable:

                         (i)        Redemption Commencement Date,
                        (ii)        Initial Redemption Price (% of par),
                       (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date, and
                        (iv) The last date on which any such right of redemption may be exercised;

                  (10) If a Floating Rate Note, such of the following as are applicable:

                         (i)        Interest Rate Basis,
                        (ii)        Index Maturity,
                       (iii)        Spread or Spread Multiplier,
                        (iv)        Maximum Interest Rate,
                         (v)        Minimum Interest Rate,
                        (vi)        Initial Interest Rate,
                       (vii)        Interest Rate Reset Period,
                      (viii)        Calculation Dates,
                        (ix)        Interest Calculation Dates,
                         (x)        Interest Payment Dates,
                        (xi)        Regular Record Dates, and
                       (xii)        Calculation Agent;

                  (11) If the amount of principal payable on a Security will be determined by reference to an index or formula, a full description of such index or formula;

                  (12) If an OID Note, the total amount of OID, the Yield to Maturity and the initial accrual period of OID;

                  (13)     The taxpayer identification number of the purchaser;

                  (14) Denomination of certificates to be delivered at settlement; and

                  (15)     Global Certificate or Definitive Certificate.

         B. Upon receiving the Book-Entry Sale Information from the Selling Agent or the Purchasing Agent, as the case may be, the Company will assign a CUSIP number to the Global Certificate representing such Book-Entry Security and then as soon as practicable advise the Trustee by telephone (confirmed by facsimile transmission) of the Book-Entry Sale Information received from the Selling Agent or the Purchasing Agent, as the case may be, such CUSIP number and the name of such Agent.

         C. The Trustee will communicate to the Depositary, such Agent and Standard & Poor's Corporation, through the Depositary's Participant Terminal System, a pending deposit message specifying the following settlement information:

                  (1)      The Book-Entry Sale Information.

                  (2) Identification numbers of the participant accounts maintained by the Depositary on behalf of the Trustee and such Agent.

                  (3) Identification as a Fixed Rate Note, Floating Rate Note or Zero Coupon Note.

                  (4) Initial Interest Payment Date for such Security, number of days by which such date succeeds the related record date for Depositary purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                  (5) CUSIP number of the Global Certificate representing such Book-Entry Security.

                  (6) Whether such Global Certificate will represent any other Book-Entry Securities issued or to be issued (to the extent then known).

         D. The Company will complete and deliver to the Trustee a Global Certificate representing such Book-Entry Security, and the Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate such Global

Certificate, to register such Global Certificate in the name of Cede & Co., as nominee of the Depositary, and to effect delivery thereof to the Depositary by the Trustee's possession of such authenticated Global Certificate as agent for the Depositary.

         E. The Trustee will authenticate the Global Certificate representing such Book-Entry Security, register such Global Certificate in the name of Cede & Co., as nominee of the Depositary, and take delivery thereof as agent for the Depositary.

         F. The Depositary will credit such Book-Entry Security to the participant account of the Trustee maintained by the Depositary.

         G. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to the Trustee's participant account and credit such Book-Entry Security to the participant account of the Selling Agent or the Purchasing Agent, as the case may be, maintained by the Depositary and (ii) to debit the settlement account of the Selling Agent or the Purchasing Agent, as the case may be, and credit the settlement account of the Trustee maintained by the Depositary, in an amount equal to the price of such Book-Entry Security less such Agent's commission or discount, as the case may be. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to the Depositary that (i) the Global Certificate representing such Book-Entry Note has been issued, authenticated and delivered and (ii) the Trustee is holding such Global Certificate pursuant to the Medium-Term Note Certificate Agreement between the Trustee and the Depositary.

         H. The Selling Agent or the Purchasing Agent, as the case may be, will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to the participant account of such Agent and credit such Book-Entry Security to the participant accounts of the Participants with respect to such Book-Entry Security maintained by the Depositary and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent maintained by the Depositary in an amount equal to the price of such Book-Entry Security.

         I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

         J. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

         K. The Trustee will send a copy of the Global Certificate by first-class mail to the Company together with a statement setting forth the principal amount of Securities Outstanding and of Book-Entry Securities Outstanding as of the related Settlement

Date after giving effect to such transaction and all other offers to purchase Securities of which the Company has advised the Trustee but which have not yet been settled.

         L. The Selling Agent or the Purchasing Agent, as the case may be, will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the Participants with respect to such Book-Entry Security a confirmation order through the Depositary's Participant Terminal System or by mailing a written confirmation to such purchaser.

         M. Notwithstanding the foregoing, the Selling Agent shall in all cases take the actions described under the caption "Delivery of Confirmation and Prospectus to Purchaser by Selling Agent" in Part I of this Administrative Procedure, at the time or times specified under such caption for such actions.

SETTLEMENT PROCEDURES TIMETABLE: For orders of Book-Entry Securities accepted by the Company, Settlement Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:



Settlement
PROCEDURE                         TIME

A                                 11:00 a.m. on the trade date
B                                 12:00 Noon on the trade date
C                                 2:00 p.m. on the trade date
D                                 3:00 p.m. on the Business Day before
                                  Settlement Date
E                                 9:00 a.m. on Settlement Date
F                                 10:00 a.m. on Settlement Date
G-H                               2:00 p.m. on Settlement Date
I                                 4:45 p.m. on Settlement Date
J-K                               5:00 p.m. on Settlement Date

         If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date. If settlement of a Book-Entry Security is rescheduled or canceled, the Company will, as soon as practicable, give the Trustee notice to such effect. The Trustee will deliver to the Depositary, through the Depositary's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date (provided the Trustee received such notice from the Company by noon on the Business Day immediately preceding the Settlement Date) and in any case as soon as practicable. A copy of such message will be routed through the facilities of the Depositary to the Selling Agent and Standard & Poor's Corporation.

         FAILURE TO SETTLE: If the Trustee fails to enter in timely fashion an SDFS deliver order with respect to any portion of a Book-Entry Security pursuant to Settlement Procedure G, or if the Selling Agent or the Purchasing Agent, as the case may be, fails to enter in timely fashion an SDFS deliver order with respect to such Book-Entry Security pursuant to Settlement Procedure H, the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable, a withdrawal message instructing the Depositary to debit such Book-Entry Security to the participant account of the Trustee maintained at the Depositary. A copy of such message will be routed through the facilities of the Depositary to such Agent. The Depositary will process the withdrawal message, provided that such participant account contains Book-Entry Securities having the same Fixed Rate Terms, Floating Rate Terms or Zero Coupon Terms, as the case may be, having an aggregate principal amount that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Securities represented by a particular Global Certificate, the Trustee will immediately cancel such Global Certificate, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Global Certificate. The CUSIP number assigned to such Global Certificate shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to only a portion of the Book-Entry Securities represented by a particular Global Certificate, the Trustee will exchange such Global Certificate for two Global Certificates, one of which shall represent the Book-Entry Securities for which withdrawal messages are processed and shall be canceled and destroyed immediately after issuance, and the other of which shall represent the other Book-Entry Securities previously represented by the surrendered Global Certificate and shall bear the CUSIP number of the surrendered Global Certificate. The Company will reimburse such Agent on an equitable basis for its loss of the use of funds during any period when the funds were credited to the account of the Company in connection with such attempted settlement.

         If the purchase price for any Book-Entry Security is not timely paid to the Participants with respect to such Security by the beneficial purchaser thereof or by a person, including an indirect participant in the Depositary, acting on behalf of such purchaser (other than the Purchasing Agent, if any), such Participants and, in turn, the Selling Agent or the Purchasing Agent, as the case may be, may enter SDFS deliver orders through the Depositary's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Immediately thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. The Company will reimburse such Agent on an equitable basis for its loss of the use of funds during any period when the funds were credited to the account of the Company in connection with such attempted settlement.

         Notwithstanding the foregoing, upon any failure to settle with respect to any portion of a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to any portion of a Book-Entry Security that was to have been represented by a Global Certificate also representing other Book-Entry Securities, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Global Certificate representing the remaining principal amount to have been represented by such Global Certificate and will make appropriate entries in its records.

                                                                       ANNEX III

                               ACCOUNTANTS' LETTER

         Pursuant to Section 4(j) and Section 6(d), as the case may be, of the Distribution Agreement, the Company's independent certified public accountants shall furnish letters to the effect that:

         (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder;

         (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

         (iii) In their opinion, the unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for the five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

         (iv) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly reports on Form 10-Q incorporated by reference into the Prospectus [as indicated in their reports thereon copies of which have been separately furnished to the Agents]; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (v)(A) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published


                                     III-1
rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

         (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) The unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year, as applicable;

                  (B) Any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, or any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year, as applicable;

                  (C) The unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year, as applicable;


                                     III-2

                  (D) Any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                  (E) As of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or as of the latest period for which financial statements are available, any decreases in consolidated net current assets or net assets or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (F) For the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and


                                     III-3

                  (v) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                  All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in Section 6(d) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 4(j) thereof.


                                     III-4